Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 28, 2021 with respect to the consolidated financial statements of Anghami included in the Prospectus of Anghami Inc. and the Proxy Statement of Vistas Media Acquisition Company Inc. that is made a part of the Registration Statement (Form F-4) and Prospectus of Anghami, Inc.

/s/ Ernst & Young

Abu Dhabi, United Arab Emirates

December 10, 2021